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                                                                    EXHIBIT 99.1


                                                      (AMERICAN HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE                       Contact:   Mary Chaput
                                                       Chief Financial Officer
                                                       (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST FIRST QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, TENN. (DEC. 4, 2003) - American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an on-line Web simulcast and rebroadcast of its first quarter fiscal 2004 earnings release conference call. The Company intends to issue its first quarter earnings release at approximately 4:00 p.m. ET, and the call is scheduled to begin at 5:00 p.m. ET on Thursday, December 18, 2003.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available on-line by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.fulldisclosure.com. The on-line replay will be available shortly after the call at www.americanhealthways.com, www.streetevents.com, and www.fulldisclosure.com through December 25, 2003. A telephone replay of the call will also be available through December 25, 2003, at 719-457-0820, confirmation number 653970.

         American Healthways is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Aug. 31, 2003, the Company had 838,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.


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